SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                              FORM 8-K

                           CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) December 5, 1995

                        VALLEY NATIONAL BANCORP
        (Exact name of registrant as specified in its charter)


                              New Jersey
            (State or other jurisdiction of incorporation)

        0-11179                              22-2477875
(Commission File Number)          (IRS Employer Identification No.)

             1455 Valley Road, Wayne, New Jersey 07470
              (Address of principal executive offices)

                           (201) 305-8800
      (Registrant's telephone number, including area code)





Item 5.             Other Events.

     On December 5, 1995, Valley National Bancorp ("Valley") issued a press release announcing that its commercial banking subsidiary, Valley National Bank, received all necessary approvals with respect to its application to establish a finance company in Toronto, Canada. The Office of the Supervision of Financial Institutions, the Canadian Banking and Financial Institution Regulator, recently granted approval to establish the finance company in Canada with capitalization of $10 million (Canadian). The approval of the Federal Reserve Board of Governors was received some time ago.

     The proposed Canadian finance company will make consumer loans in Canada, primarily auto loans, utilizing Valley's expertise in the area and extending to Canada the existing referral program Valley has with a major insurance company. Valley anticipates that the Canadian finance company will become operational in the first quarter of 1996.

     On December 7, 1995, Valley issued a press release announcing that its commercial banking subsidiary, Valley National Bank, has signed a letter of intent with with an undisclosed partner for a substantial co-branding credit card program which it anticipates will add an estimated 200,000 accounts to the bank within two years. Valley and its partner hope to roll out the program in the first quarter of 1996.

     Valley is a credit card issuer and has pioneered a series of smaller affinity card programs, most notably for New Jersey municipalities and non-profit organizations. Valley has been exploring the co-branding field for some time. While there can be no assurance that Valley will actually enter into a co-branding arrangement with this particular customer until there is a binding agreement with the partner and the program is rolled out, Valley anticipates that it will become a major participant in the co-branding field.




                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    VALLEY NATIONAL BANCORP

Dated:  December 12, 1995     By:  /S/Alan D. Eskow
                                   Alan D. Eskow
                                   Senior Vice President
                                   Financial Administration





                      INDEX TO EXHIBITS



99 (a)  Press Release dated December 5, 1995

   (b)  Press Release dated December 7, 1995






                                                     EXHIBIT 99 (a)

VALLEY NATIONAL BANCORP              CONTACT:
1455 VALLEY ROAD                     Alan Eskow
WAYNE, NJ 07470                      Valley National Bancorp
                                     (201) 305-4003

                                     Ed Belak
                                     Georgeson & Co.
                                     (212) 440-9801


VALLEY NATIONAL RECEIVES ALL APPROVALS TO ESTABLISH A
CANADIAN SUBSIDIARY

Wayne, NJ December 5, 1995 -- Valley National Bancorp
(NYSE:VLY) and Valley National Bank, its commercial banking subsidiary, today announced that Valley National
Bank has now received all necessary approvals with respect to its application to establish a finance company in Toronto, Canada. The Office of the Supervision of Financial Institutions, the Canadian Banking and Financial Institution Regulator, recently granted approval to establish the finance company in Canada with capitalization of $10 million (Canadian). The approval of the Federal Reserve Board of Governors was received some time ago.

     The proposed Canadian finance company will make consumer loans in Canada, primarily auto loans, utilizing Valley's expertise in the area and extending to Canada the existing referral program Valley has with a major insurance company. Valley anticipates that the Canadian finance company will become operational in the first quarter of 1996.


                                                   Exhibit 99 (b)


VALLEY NATIONAL BANCORP                  CONTACT:
1455 VALLEY ROAD                         Peter John Southway
WAYNE, NJ 07470                          Edward Lawrence
                                         Valley National Bank
                                         (201) 305-3388

                                         Ed Belak
                                         Georgeson & Company
                                         (212) 440-9801


VALLEY SEEKS TO EXPAND CO-BRANDED CREDIT CARD PROGRAM

Wayne, NJ December 7, 1995 -- Valley National Bancorp (NYSE:VLY) today announced that Valley National Bank, its commercial bank subsidiary, has signed a letter of intent with an undisclosed partner for a substantial co-branding credit card program which it anticipates will add an estimated 200,000 accounts to the bank within two years. Valley and its partner hope to roll out the program in the first quarter of 1996.

Valley is a credit card issuer and has pioneered a series of smaller affinity card programs, most notably for New Jersey municipalities and non-profit organizations. Valley has been exploring the co-branding field for some time. While there can be no assurance that Valley will actually enter into a co-branding arrangement with this particular customer until there is a binding agreement with the partner and the program is rolled out, Valley anticipates that it will become a major participant in the co-branding field.

Valley earlier this week disclosed that it received approval from the Canadian government to establish a canadian subsidiary which will make automobile and other consumer loans in Canada. This Canadian finance company will utilize Valley's expertise in automobile lending and extend to Canada the existing referral program Valley has with a major insurance company. Valley anticipates that the subsidiary will commence operations in the first quarter of 1996.